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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               December 15, 1999

                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                       0-21736                 84-1158484
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

240 Main Street
Post Office Box 21
Black Hawk, Colorado                                                     80422
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:              (303) 582-1117
                                                                 --------------


                                    No Change
       ------------------------------------------------------------------
       Former name or former address if changed since date of last filing


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Item 5.  Other Events.

         On December 7, 1999 the Board of Directors of Black Hawk Gaming & Development Company, Inc. ("Company") adopted an amendment in the form attached hereto to modify the Understanding as to Joint Venture Agreement dated November 12, 1996 ("Understanding").

         The Understanding required the Company to offer a participation of up to 49% to Diversified Opportunities Group Ltd. ("DOGL") in any gaming opportunity undertaken by the Company. DOGL is an affiliate of Jeffrey P. Jacobs, the Company's Chairman, Chief Executive Officer and largest beneficial shareholder. That right of participation has been terminated, although DOGL must continue to offer a 51% participation to the Company in gaming opportunities undertaken by DOGL, except slot or video poker routes (including those in restaurants, grocery stores and truck stops) or in the business of wagering related to a pari-mutuel license, whether at live tracks, by satellite or otherwise.

         Finally, the amendment provides that the Company's right to participate in DOGL's gaming opportunities not excepted above will terminate one year after Jeffrey P. Jacobs ceases to be an officer and director of the Company and ceases to own beneficially sufficient shares of the Company to elect a majority of its directors.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements          None

(b)      Exhibits                      Amendment No. 1 to Understanding as to
                                       Joint Venture Agreement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BLACK HAWK GAMING & DEVELOPMENT
                                        COMPANY, INC.

                                        By:  /s/ Stephen R. Roark
                                            -----------------------------------
                                             Stephen R. Roark, President

Date:  December 16, 1999


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